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                                                                     EXHIBIT 5.1


                          [ALSTON&BIRD LLP LETTERHEAD]


                                January 14, 2000


MD2patient, Inc.
501 Corporate Centre Drive
Suite 200
Franklin, Tennessee  37067

         Re: Form S-1 Registration Statement (SEC file No. 333-91619) MD2patient, Inc.

Gentlemen:

         We have acted as counsel for MD2patient, Inc., a Georgia corporation (the "corporation"), in connection with the above referenced Registration Statement on Form S-1 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering (i) 38,500,000 shares of the Corporation's Series B Convertible Preferred Stock, $.01 par value per share, and (ii) 2,000,000 shares of the Corporation's Series A Convertible Preferred Stock, $.01 par value per share (collectively, the "Shares"). This Opinion Letter is rendered pursuant to Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Georgia, in reliance solely on published general compilations thereof as of the date hereof.

         Based upon the foregoing, it is our opinion that when issued the Shares covered by the Registration Statement will be legally and validly issued, fully paid and nonassessable.


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MD2patient, Inc.
January 14, 2000
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         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                   Sincerely,

                                   ALSTON & BIRD LLP


                                   By:  /s/ Nils H. Okeson, Esq.
                                      ----------------------------------------
                                      Nils H. Okeson, Esq.